Exhibit 99.1

LIQUIDITY SERVICES ANNOUNCES FOURTH QUARTER FISCAL YEAR 2024 FINANCIAL RESULTS

Record GMV and Market Share Expansion Cap Year of Innovation and Excellence

Bethesda, MD - December 12, 2024 - Liquidity Services (NASDAQ:LQDT; www.liquidityservices.com), a leading global commerce company powering the circular economy, today announced its financial results for the quarter ended September 30, 2024, as compared to the corresponding prior year quarter:

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Gross Merchandise Volume (GMV) of $361.0 million, up 14%, and Revenue of $106.9 million, up 34%
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GAAP Net Income of $6.4 million, up $0.1 million, and GAAP Diluted Earnings Per Share (EPS) of $0.20
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Non-GAAP Adjusted EBITDA of $14.5 million, up 13%, and Non-GAAP Adjusted EPS of $0.32, up 23%
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Cash balances of $155.5 million1 with zero financial debt

"Our strong fourth quarter results capped a successful year of market share expansion and consistent growth in Fiscal Year 2024 backed by investments in innovation, service and execution for our customers. We achieved double-digit consolidated GMV growth in each quarter throughout the year and each of our segments achieved double-digit annual GMV growth, culminating in record annual GMV of $1.4 billion. Overall, we are seeing enhanced network effects in our two-sided marketplace platform as we grew our auction participants and completed transactions by 22% and 12%, respectively, during the quarter. We converted this growth to over $22 million in operating cash flow in the fourth quarter, highlighting the strength of our asset light business model.

“In the fourth quarter, our RSCG segment set new quarterly records in GMV, revenue and segment direct profit, as we drove expanded relationships with our seller clients by leveraging our decades of industry leading expertise and multi-channel buyer liquidity. Our GovDeals segment delivered robust double-digit growth through ongoing seller acquisition and service expansion. Additionally, our Machinio segment achieved another quarterly revenue record, further solidifying its position as a leading platform for connecting buyers and sellers of used equipment worldwide.

“We are also thrilled to celebrate a significant milestone - our 25th anniversary. Over the past quarter-century, Liquidity Services has grown from a scrappy start-up into a leading global e-commerce company, powering the circular economy and delivering unmatched value worldwide. Our journey has been marked by remarkable growth, innovation, and a steadfast commitment to sustainability. From developing cutting-edge technologies to expanding our services across various industries, we have continuously evolved to meet the needs of our clients and communities. This milestone allows us to reflect on our achievements and express our deepest gratitude to our dedicated team, loyal clients, and supportive stakeholders who have been instrumental in our success.

“As we look to the future, we remain committed to driving excellence and innovation in all that we do. Overall, our scalable marketplace technology, broad range of services, diversified client base, organic growth initiatives and pipeline of acquisition opportunities will propel us in continuing our track record of growth. Together, we will continue to lead the industry, create value, and build a better future for surplus,” said Bill Angrick, Chairman & CEO.

Recent Business Highlights

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RSCG relocated and expanded its Indianapolis operations to accommodate expanded supply from seller clients, enhance the customer experience for liquidation resellers and consumers, and reaffirm our commitment to sustainability by extending the life cycle of the products we handle.
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GovDeals successfully conducted its largest auction to date, helping the State of Missouri to complete the sale of the historic Wainwright State Office Building in downtown St. Louis for $8.3 million.
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CAG demonstrated the depth of its global capabilities, successfully executing sales ranging from a bankruptcy auction of oil-and-gas machinery and equipment held at multiple sites in the U.S. to a surplus sale of dairy processing equipment in Indonesia.

Fourth Quarter Financial Highlights

GMV for the fiscal fourth quarter of 2024 was $361.0 million, a 14% increase from $315.6 million in the fourth fiscal quarter of 2023.

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GMV in our RSCG segment increased 28%, setting a new quarterly record of $95.5 million, driven by an expansion in our purchase programs and sell-in place consignment solutions.
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GMV in our GovDeals segment increased 14%, driven by new seller acquisition, service expansion and strong results in its vehicle and heavy equipment categories.
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GMV in our CAG segment decreased 2%, as increased consignment sales in our industrial and heavy equipment categories were more than offset by lower availability of large spot purchase transactions with international clients.
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Consignment sales represented 82% of consolidated GMV for the fourth quarter of 2024.

Revenue for the fiscal fourth quarter of 2024 was $106.9 million, a 34% increase from $80.0 million in the fourth fiscal quarter of 2023.

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Revenue in our RSCG segment increased 49%, setting a new quarterly record of $73.7 million, reflecting that the increase in overall GMV was driven by broader expansions in our purchase programs relative to consignment programs. While this mix shift tends to lower RSCG’s segment direct profit as a percentage of revenue, these increased purchase volumes were mainly sourced from lower-touch programs.
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Revenue in our GovDeals segment increased 26%, reflecting the increase in overall GMV, paired with a higher blended revenue take-rate due to an expansion of service offerings to new, high-volume sellers.
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Revenue in our Machinio segment increased 13% due to increased subscriptions and pricing for its Advertising and System subscription services.
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Revenue in our CAG segment decreased 17%, reflecting the lower GMV from large spot purchase transactions.

The changes in our profitability metrics reflect our increased top-line performance, and increases in sales, marketing, technology, and operations expenses to drive market share expansions, resulting in:

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GAAP Net Income of $6.4 million for the fiscal fourth quarter of 2024, an increase from $6.3 million for the same quarter last year. Both periods resulted in $0.20 GAAP Net Income per share. The fiscal fourth quarter of 2024 included a $1.9 million increase in stock compensation expense driven by variable performance-based stock awards.
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Non-GAAP Adjusted Net Income for the fiscal fourth quarter of 2024 of $10.2 million, or $0.32 per share, an increase from $8.4 million, or $0.26 per share, for the same quarter last year.
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Non-GAAP Adjusted EBITDA for the fiscal fourth quarter of 2024 of $14.5 million, a $1.7 million increase from $12.8 million in the same quarter last year.

On December 9, 2024, the Company's Board of Directors authorized the repurchase of up to $10.0 million of the Company's outstanding shares of common stock through December 31, 2026. This authorization is in addition to the $7.6 million remaining under the September 8, 2023 authorization to repurchase up to $15.2 million in shares through December 31, 2025. The timing and actual number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and the existence of alternative investment opportunities. The repurchase program will be executed consistent with the Company's capital allocation strategy of prioritizing investment to grow the business over the long term.

1 Includes $153.2 million of Cash and cash equivalents and $2.3 million of Short-term investments.

Fourth Quarter Segment Financial Results

We present operating results for our four reportable segments: GovDeals, RSCG, CAG and Machinio. For further information on our reportable segments, including Corporate and elimination adjustments, see Note 17, Segment Information, to our Annual Report on Form 10-K for the period ended September 30, 2024. Segment direct profit is calculated as total revenue less cost of goods sold (excluding depreciation and amortization).

Our Q4-FY24 segment results are as follows (unaudited, dollars in thousands):

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2024	2023	2024	2023
GovDeals:
GMV	$210,002	$184,100	$836,288	$726,124
Total revenue	$20,173	$16,054	$76,557	$62,010
Segment direct profit	$18,745	$15,238	$71,727	$58,810
Segment direct profit as a percentage of total revenue	92.9%	94.9%	93.7%	94.8%
RSCG:
GMV	$95,538	$74,661	$320,683	$285,574
Total revenue	$73,704	$49,561	$233,003	$200,218
Segment direct profit	$18,395	$17,505	$66,873	$68,068
Segment direct profit as a percentage of total revenue	25.0%	35.3%	28.7%	34.0%
CAG:
GMV	$55,417	$56,814	$209,661	$191,333
Total revenue	$8,904	$10,681	$37,668	$38,476
Segment direct profit	$7,657	$8,749	$31,268	$32,215
Segment direct profit as a percentage of total revenue	86.0%	81.9%	83.0%	83.7%
Machinio:
GMV	—	—	—	—
Total revenue	$4,163	$3,678	$16,157	$13,821
Segment direct profit	$3,955	$3,499	$15,364	$13,110
Segment direct profit as a percentage of total revenue	95.0%	95.2%	95.1%	94.9%
Consolidated:
GMV	$360,957	$315,575	$1,366,632	$1,203,031
Total revenue	$106,927	$79,957	$363,318	$314,462

Fourth Quarter Operational Metrics

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Registered Buyers — At the end of Q4-FY24, registered buyers, defined as the aggregate number of persons or entities who have registered on one of our marketplaces, totaled approximately 5.5 million, representing a 7% increase over the approximately 5.1 million registered buyers at the end of Q4-FY23.
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Auction Participants — Auction participants, defined as registered buyers who have bid in an auction during the period (a registered buyer who bids in more than one auction is counted as an auction participant in each auction in which he or she bids), was approximately 1,016,000 in Q4-FY24, a 22% increase from the approximately 836,000 auction participants in Q4-FY23.
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Completed Transactions — Completed transactions, defined as the number of auctions in a given period, were approximately 279,000 in Q4-FY24, a 12% increase from the approximately 250,000 completed transactions in Q4-FY23.

First Quarter Business Outlook

Our fiscal first quarter 2025 guidance ranges for all metrics are substantially improved from our results of the same fiscal quarter of 2024, led by recently expanded purchase programs in our RSCG segment and an improved project pipeline in our CAG segment compared to last year across our heavy equipment, industrial and energy verticals. These drivers are expected to increase their respective segments' GMV and revenues, with revenues growing at higher rate than GMV. The expanded purchase programs in our RSCG segment should increase its overall mix of lower-touch product flows and are expected to improve RSCG’s results in the coming quarter compared to the same quarter last year.

We anticipate our GovDeals segment to continue to deliver year-over-year GMV growth, with revenue growing at a faster year-over-year rate than GMV due to expanded consignment service offerings as reflected in our acquisition of Sierra Auction in January 2024. Our Machinio subscription-based business is also anticipated to continue to grow revenue by double digits year-over-year.

Given the expected mix in segment volumes, including the expansion of lower-touch purchase programs in the RSCG segment, RSCG’s segment direct profit as a percent of revenue is expected to decline year-over-year and sequentially resulting in our overall consolidated consignment GMV to be at approximately eighty percent of total GMV, our consolidated revenue as a percent of GMV be up in the low thirty percentage range, and the total of our segment direct profits as a percent of total revenue to be down to the low forty percent range. These ratios can vary based on our mix, including asset categories in any given period.

Consistent with prior year trends, to drive growth and market share gains throughout the coming fiscal year, our operating expenses, including sales, operations and technology, are expected to increase in the fiscal first quarter with operating leverage expected to improve during the second half of the fiscal year.

Our Q1-FY25 guidance is as follows:

$ in millions, except per share data	Q1-FY25 Guidance
GMV	$350 to $385
GAAP Net Income	$2.5 to $5.0
Non-GAAP Adjusted EBITDA	$9.5 to $12.5
GAAP Diluted EPS	$0.08 to $0.16
Non-GAAP Adjusted Diluted EPS	$0.18 to $0.26

Our Business Outlook includes forward-looking statements which reflect the following trends and assumptions for Q1-FY25 as compared to the prior year's period, as well as other the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2024:

Potential Impacts to GMV, Revenue, Segment Direct Profits, and ratios calculated using these metrics

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fluctuations in the mix of purchase and consignment transactions. Generally, when the mix of purchase transactions increases, revenue as a percent of GMV increases, while segment direct profit as a percentage of revenue decreases. When the mix of consignment transactions increases, revenue as a percent of GMV decreases, while segment direct profit as a percentage of revenue increases;
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variability in the inventory product mix handled by our RSCG segment, which can cause a change in revenues and/or segment direct profit as a percentage of revenue;
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real estate transactions in our GovDeals segment can be subject to significant variability due to changes that include postponements or cancellations of scheduled or expected auction events and the value of properties to be included in the auction event;
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continued variability in project size and timing within our CAG segment;
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continued growth and expansion resulting from the continuing acceleration of broader market adoption of the digital economy, particularly in our GovDeals and RSCG seller accounts and programs, including the execution by RSCG on its business plans for AllSurplus Deals and its expanded direct-to-consumer marketplace;
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changes in economic or political conditions could impact our current or prospective buyers' and sellers' priorities and cause variability in our operating results;

Potential Impacts to Operating Expenses

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continued R&D spending to support omni-channel behavioral marketing, analytics, and buyer/seller payment optimization;
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spending in business development activities to capture market opportunities, targeting efficient payback periods;

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variability in the volumes and sourcing locations of products handled by our RSCG segment, which can cause the capacity and related operating expense requirements of our warehouse locations to fluctuate;
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changes in our financial performance could cause fluctuations in the amount of stock compensation expense recognized for performance-based awards;

Potential Impacts to GAAP Net Income and EPS and Non-GAAP Adjusted Net Income and Adjusted EPS

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our FY25 annual effective tax rate (ETR) is expected to range from approximately 28% to 34%. This range excludes any potential impacts from legislative changes to corporate tax rates that may be enacted in the U.S. or internationally; and excludes potential impacts that have limited visibility and can be highly variable, including effects of stock compensation due to participant exercise activity and changes in our stock price. We expect that cash paid for income taxes will increase in FY25 as our remaining US federal net operating loss carryforward position is expected to be fully utilized in the first half of the year; and
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our diluted weighted average number of shares outstanding is expected to be approximately 31.5 to 32.0 million. As of September 30, 2024, we had $7.6 million in remaining authorization to repurchase shares of our common stock and on December 9, 2024, our Board of Directors authorized an additional $10.0 million to repurchase shares.

Reconciliation of GAAP to Non-GAAP Measures

Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA. Non-GAAP EBITDA is a supplemental non-GAAP financial measure and is equal to Net Income plus interest and other income, net; provision for income taxes; and depreciation and amortization. Our definition of Non-GAAP Adjusted EBITDA differs from Non-GAAP EBITDA because we further adjust Non-GAAP EBITDA for stock compensation expense, acquisition costs such as transaction expenses and changes in earn-out estimates, business realignment expenses, litigation settlement expenses that are not expected to reoccur, and goodwill, long-lived and other non-current asset impairment. A reconciliation of Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA is as follows:

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2024	2023	2024	2023
Net income	$6,375	$6,279	$19,991	$20,978
Interest and other income, net(1)	(1,244)	(1,161)	(4,048)	(2,859)
Provision for income taxes	2,198	2,774	7,269	8,039
Depreciation and amortization	2,823	2,821	12,120	11,255
Non-GAAP EBITDA	$10,152	$10,713	$35,332	$37,412
Stock compensation expense	3,879	1,975	11,087	8,191
Acquisition-related costs and litigation settlement expense(2)	173	69	1,830	252
Business realignment expenses(3)	251	—	251	—
Non-GAAP Adjusted EBITDA	$14,455	$12,757	$48,500	$45,855

1 Interest and other income, net, per the Consolidated Statements of Operations, excluding the non-service components of net periodic pension cost (benefit).

2 Acquisition-related costs are included in other operating expenses, net on Consolidated Statement of Operations. Litigation settlement expense reflects significant legal settlements not expected to reoccur and are included in general and administrative expense on the Consolidated Statement of Operations.

3 Business realignment expenses, included as a component of Other operating expenses, net on the Consolidated Statements of Operations, includes the amounts accounted for as exit costs under ASC 420, Exit or Disposal Cost Obligations, and the related impacts of business realignment actions subject to other accounting guidance.

Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Basic and Diluted Earnings Per Share. Non-GAAP Adjusted Net Income is a supplemental non-GAAP financial measure and is equal to Net Income plus stock compensation expense, amortization of intangible assets, acquisition related costs such as transaction expenses and changes in earn-out estimates, business realignment expenses, litigation settlement expenses that are not expected to reoccur, goodwill, long-lived and other non-current asset impairments, and the estimated impact of income taxes on these non-GAAP adjustments as well as non-recurring tax adjustments. Non-GAAP Adjusted Basic and Diluted Income Per Share are determined using Non-GAAP Adjusted Net Income. The tax rates used to estimate the impact of income taxes on the non-GAAP adjustments were based upon the GAAP effective tax rates for each period, which were 27% for Q4-FY24 and 28% for Q4-FY23. A reconciliation of Net Income to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Basic and Diluted Income Per Share is as follows:

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2024	2023	2024	2023
Net income	$6,375	$6,279	$19,991	$20,978
Stock compensation expense	3,879	1,975	11,087	8,191
Intangible asset amortization	954	846	3,967	3,791
Acquisition-related costs and litigation settlement expense(1)	173	69	1,830	252
Business realignment expenses(2)	251	—	251	—
Income tax impact on the adjustment items	(1,404)	(801)	(4,575)	(3,389)
Non-GAAP Adjusted net income	$10,228	$8,368	$32,551	$29,823
Non-GAAP Adjusted basic earnings per common share	$0.34	$0.27	$1.07	$0.96
Non-GAAP Adjusted diluted earnings per common share	$0.32	$0.26	$1.03	$0.93
Basic weighted average shares outstanding	30,491,799	30,576,142	30,496,306	31,075,648
Diluted weighted average shares outstanding	31,738,515	31,749,902	31,634,192	32,074,561

1 Acquisition-related costs are included in other operating expenses, net on Consolidated Statement of Operations. Litigation settlement expense reflects significant legal settlements not expected to reoccur and are included in general and administrative expense on the Consolidated Statement of Operations.

2 Business realignment expenses, included as a component of Other operating expenses, net on the Consolidated Statements of Operations, includes the amounts accounted for as exit costs under ASC 420, Exit or Disposal Cost Obligations, and the related impacts of business realignment actions subject to other accounting guidance.

Conference Call Details

The Company will host a conference call to discuss these results at 10:30 a.m. Eastern Time today. Investors and other interested parties may access the teleconference by registering here to receive the dial-in number and unique conference pin. A live listen-only webcast of the conference call will be provided on the Company's investor relations website at https://investors.liquidityservices.com. An archive of the web cast will be available on the Company's website until December 12, 2025 at 11:59 p.m. Eastern Time. The replay will be available starting at 1:30 p.m. Eastern Time on the day of the call.

Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP measures of certain components of financial performance. These non-GAAP measures include earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Earnings (Loss) per Share. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance and prospects for the future. We use EBITDA and Adjusted EBITDA: (a) as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis as they do not reflect the impact of items not directly resulting from our core operations; (b) for planning purposes, including the preparation of our internal annual operating budget; (c) to allocate resources to enhance the financial performance of our business; (d) to evaluate the effectiveness of our operational strategies; and (e) to evaluate our capacity to fund capital expenditures and expand our business. Adjusted Earnings (Loss) per Share is the result of our Adjusted Net Income (Loss) and diluted shares outstanding.

We prepare Non-GAAP Adjusted EBITDA by eliminating from Non-GAAP EBITDA the impact of items that we do not consider indicative of our core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. As an analytical tool, Non-GAAP Adjusted EBITDA is subject to all of the limitations applicable to Non-GAAP EBITDA. Our presentation of Non-GAAP Adjusted EBITDA should not be construed as an implication that our future results will be unaffected by unusual or non-recurring items.

We believe these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating measures. In addition, because we have historically reported certain non-GAAP measures to investors, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. These measures should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of all historical non-GAAP measures included in this press release, to the most directly comparable GAAP measures, may be found in the financial tables included in this press release.

We do not quantitatively reconcile our guidance ranges for our non-GAAP measures to their most comparable GAAP measures in the Business Outlook section of this press release. The guidance ranges for our GAAP and non-GAAP financial measures reflect our assessment of potential sources of variability in our financial results and are informed by our evaluation of multiple scenarios, many of which have interactive effects across several financial statement line items. Providing guidance for individual reconciling items between our non-GAAP financial measures and the comparable GAAP measures would imply a degree of precision and certainty in those reconciling items that is not a consistent reflection of our scenario-based process to prepare our guidance ranges. To the extent that a material change affecting the individual reconciling items between the Company’s forward-looking non-GAAP and comparable GAAP financial measures is anticipated, the Company has provided qualitative commentary in the Business Outlook section of this press release for your consideration. However, as the impact of such factors cannot be predicted with a reasonable degree of certainty or precision, a quantitative reconciliation is not available without unreasonable effort.

Supplemental Operating Data

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain supplemental operating data as a measure of certain components of operating performance. GMV is the total sales value of all transactions for which we earned compensation upon their completion through our marketplaces or other channels during a given period of time. We review GMV because it provides a measure of the volume of goods being sold in our marketplaces and thus the activity of those marketplaces. GMV and our other supplemental operating data, including registered buyers, auction participants and completed transactions, also provide a means to evaluate the effectiveness of investments that we have made and continue to make in the areas of seller and buyer support, value-added services, product development, sales and marketing and operations. Therefore, we believe this supplemental operating data provides useful information to both management and investors. In addition, because we have historically reported certain supplemental operating data to investors, we believe the inclusion of this supplemental operating data provides consistency in our financial reporting. This data should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook; expected future results; expected future effective tax rates; and trends and assumptions about future periods. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Our business is subject to a number of risks and uncertainties, and our past performance is no guarantee of our performance in future periods. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

There are several risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in our filings with the SEC from time to time, and include, among others: our ability to source sufficient assets from sellers to attract and retain active professional buyers; our need to successfully react to the increasing importance of mobile commerce and the increasing environmental and social impact aspects of e-commerce in an increasingly competitive environment for our business, including not only risks of disintermediation of our e-commerce services by our competitors but also by our buyers and sellers; our ability to timely upgrade and develop our information technology systems, infrastructure and digital marketing and customer service capabilities at reasonable cost while complying with applicable data privacy and security laws and maintaining site stability and performance to allow our operations to grow in both size and scope; our ability to attract, retain and develop the skilled employees that we need to support our business; retail clients investing in their warehouse operations capacity to handle higher volumes of online returns, resulting in retailers sending the Company a reduced volume of returns merchandise or sending us a product mix lower in value due to the removal of high value returns; system interruptions that could affect our websites or our transaction systems and impair the services we provide to our sellers and buyers; our ability to maintain the privacy and security of personal and business information amidst multiplying threat landscapes and in compliance with privacy and data protection regulations globally; the numerous factors that influence the supply of and demand for used merchandise, equipment and surplus assets; political, business, economic and other conditions in local, regional and global sectors; the operations of customers, project size and timing of auctions, operating costs, and general economic conditions; our ability to integrate acquired companies, and execute on anticipated business plans such as the efforts underway with local and state governments to advance legislation that allows for online auctions for foreclosed and tax foreclosed real estate; the continuing impacts of geopolitical events, including armed conflicts in Ukraine, in and adjacent to Israel, and elsewhere; and impacts from escalating interest rates and inflation on the our operations; the numerous government regulations of e-commerce and other services, competition, and restrictive governmental actions, including any failure or perceived failure by us, or third parties with which we do business, to comply with applicable data privacy and security laws; the supply of, demand for or market values of surplus assets, such as shortages in supply of used vehicles; and other the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2024, which is available on the SEC and Company websites. There may be other factors of which we are currently unaware or which we deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

About Liquidity Services

Liquidity Services (NASDAQ:LQDT) operates the world's largest B2B e-commerce marketplace platform for surplus assets with over $10 billion in completed transactions to more than five million qualified buyers and 15,000 corporate and government sellers worldwide. The company supports its clients' sustainability efforts by helping them extend the life of assets, prevent unnecessary waste and carbon emissions, and reduce the number of products headed to landfills.

Contact:

Investor Relations

investorrelations@liquidityservicesinc.com

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(Dollars in Thousands, Except Par Value)

	September 30,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$153,226	$110,281
Short-term investments	2,310	7,891
Accounts receivable, net of allowance for doubtful accounts of $1,680 and $1,424	11,467	7,848
Inventory, net	17,099	11,116
Prepaid taxes and tax refund receivable	1,519	1,783
Prepaid expenses and other current assets	13,614	7,349
Total current assets	199,235	146,268
Property and equipment, net	17,961	17,156
Operating lease assets	12,005	9,888
Intangible assets, net	13,912	12,457
Goodwill	97,792	89,388
Deferred tax assets	1,728	7,050
Other assets	4,255	6,762
Total assets	$346,888	$288,970
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$58,693	$39,115
Accrued expenses and other current liabilities	28,261	23,809
Current portion of operating lease liabilities	5,185	4,101
Deferred revenue	4,788	4,701
Payables to sellers	58,226	48,992
Total current liabilities	155,153	120,718
Operating lease liabilities	9,060	6,581
Other long-term liabilities	115	137
Total liabilities	164,328	127,436
Commitments and contingencies (Note 16)
Stockholders’ equity:
Common stock, $0.001 par value; 120,000,000 shares authorized; 36,707,840 shares issued and outstanding at September 30, 2024; 36,142,346 shares issued and outstanding at September 30, 2023	37	36
Additional paid-in capital	275,771	265,945
Treasury stock, at cost; 6,015,496 shares at September 30, 2024, and 5,433,045 shares at September 30, 2023	(93,854)	(84,031)
Accumulated other comprehensive loss	(9,427)	(10,457)
Retained earnings (accumulated deficit)	10,033	(9,958)
Total stockholders’ equity	182,560	161,533
Total liabilities and stockholders’ equity	$346,888	$288,970

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2024	2023	2024	2023
Purchase revenues	$67,074	$43,373	$209,800	$172,089
Consignment and other fee revenues	39,853	36,584	153,518	142,373
Total revenue	106,927	79,957	363,318	314,462
Costs and expenses from operations:
Cost of goods sold (excludes depreciation and amortization)	58,192	34,982	178,152	142,322
Technology and operations	16,241	13,655	61,377	57,078
Sales and marketing	13,898	13,731	54,832	49,443
General and administrative	8,116	6,832	31,962	28,074
Depreciation and amortization	2,823	2,821	12,120	11,255
Other operating expenses, net	391	58	1,471	186
Total costs and expenses	99,661	72,079	339,914	288,358
Income from operations	7,266	7,878	23,404	26,105
Interest and other income, net	(1,306)	(1,175)	(3,854)	(2,912)
Income before provision for income taxes	8,572	9,053	27,260	29,016
Provision for income taxes	2,198	2,774	7,269	8,039
Net income	$6,374	$6,279	$19,991	$20,978
Basic income per common share	$0.21	$0.21	$0.66	$0.68
Diluted income per common share	$0.20	$0.20	$0.63	$0.65
Basic weighted average shares outstanding	30,491,799	30,576,142	30,496,306	31,075,648
Diluted weighted average shares outstanding	31,738,515	31,749,902	31,634,192	32,074,561

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(Dollars in Thousands)

	Year Ended September 30,
	2024	2023
Operating activities
Net income	$19,991	$20,978
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,120	11,255
Stock compensation expense	11,087	8,191
Inventory adjustment to net realizable value	163	1,048
Provision for doubtful accounts	839	1,390
Deferred tax expense (benefit)	5,323	6,578
(Gain) loss on disposal of property and equipment	(14)	(36)
Changes in operating assets and liabilities:
Accounts receivable	(4,269)	2,725
Inventory	4,949	(479)
Prepaid taxes and tax refund receivable	264	(152)
Prepaid expenses and other assets	(3,036)	(1,166)
Operating lease assets and liabilities	1,447	(228)
Accounts payable	8,374	(2,889)
Accrued expenses and other current liabilities	4,212	277
Deferred revenue	87	262
Payables to sellers	8,684	(581)
Other liabilities	—	(157)
Net cash provided by operating activities	70,221	47,016
Investing activities
Purchases of property and equipment, including capitalized software	(8,907)	(5,386)
Purchase of short-term investments	(2,264)	(8,037)
Maturities of short-term investments	8,161	1,923
Cash paid for business acquisition, net of cash acquired	(13,157)	—
Other investing activities, net	54	68
Net cash used in investing activities	(16,113)	(11,432)
Financing activities
Payments of the principal portion of finance lease liabilities	(89)	(101)
Proceeds from exercise of common stock options, net of tax	598	496
Taxes paid associated with net settlement of stock compensation awards	(2,254)	(1,262)
Common stock repurchases	(9,426)	(21,198)
Net cash used in financing activities	(11,171)	(22,065)
Effect of exchange rate differences on cash and cash equivalents	8	640
Net increase (decrease) in cash and cash equivalents	42,945	14,159
Cash and cash equivalents at beginning of year	110,281	96,122
Cash and cash equivalents at end of year	153,226	110,281
Supplemental disclosure of cash flow information
Cash paid for income taxes, net	$1,710	$1,590
Non-cash: Common stock surrendered in the exercise of stock options	$397	$200